Exhibit 10.5

STOCK ESCROW AGREEMENT AND AGREEMENT TO CANCEL SHARES

This STOCK ESCROW AGREEMENT AND AGREEMENT TO CANCEL SHARES (the "Agreement), dated as of April 9, 2010, by and among Thor United Corporation, Berkshire International Finance, Inc .(collectively, the "Selling Shareholders"), Victoria Industries, Inc., a Nevada corporation ("Victoria"), Motorsports Country Club LLC, a Colorado limited liability company ("MCC") and Jody M. Walker, Attorney At Law, 7841 Garfield Way, Centennial, CO 80122 ("Stock Escrow Agent") (hereinafter "the Parties").

WHEREAS, the Selling Shareholders currently beneficially own an aggregate of 10,437,991 shares of the common stock (the "Available Shares") of Victoria, which represents a majority of the shares of common stock issued and outstanding of Victoria;

WHEREAS, on the date hereof, certain investors are entering into a stock purchase agreement with the Selling Shareholders (the "Purchase Agreement"), pursuant to which, the Selling Shareholders will sell to the investors 2,300,000 shares of Victoria common stock (the "Purchased Shares");

WHEREAS, immediately upon the effectuation of a contemplated Plan and Agreement of Merger ("the Merger") by and between Victoria and all of the membership interest holders of MCC (the " Merger Date" ), the Parties wish to agree in advance to a capital restructure of Victoria by having the Selling Shareholders contribute 7,499,991 of their shares to Victoria's authorized capital for cancellation (the "Returning Shares");

WHEREAS, the Selling Shareholders plan to sell their remaining 638,000 shares to unrelated third party purchasers.

In consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties agree as follows:

1.            Appointment of Stock Escrow Agent

The Parties hereby appoint Jody M. Walker, Attorney At Law, 7841 Garfield Way, Centennial, CO 80122 to act as its Stock Escrow Agent ("Stock Escrow Agent") for the purposes of carrying out the terms of this Agreement;

2.            Cancellation of Shares;

On or before Closing of the Purchase Agreement, Selling Shareholders will deliver to Stock Escrow Agent the Returning Shares, along with instructions, in the form required by Victoria's transfer agent and registrar Pacific Stock Transfer, to cancel such shares and return them to the authorized capital of Victoria on the Merger Date. MCC will notify Stock Escrow Agent of the Merger Date by providing a filed copy of the Plan o fMerger with the Secretary of State of Nevada

3.            Representations and Warranties of Selling Shareholders and Victoria.

Victoria and the Selling Shareholders each represent and warrant to MCC as follows:

(a)          Authorization. Victoria and the Selling Shareholders each have the absolute and unrestricted right, power, authority and capacity to execute and enter into this Agreement and to perform his, her or its obligations hereunder. This Agreement will be duly executed and delivered by the Selling Shareholders and Victoria and constitutes a legal, valid and binding obligation of the Selling Shareholders and Victoria, enforceable against them in accordance with its terms. This Agreement has been duly approved by Victoria's board of directors and by the the Selling Shareholders.

(b)         Ownership and Title to Shares. As of the date of this Agreement, Selling Shareholders will own of record and beneficially 10,437,991 Shares and such Shares constitute 98.86% of the Common Stock issued and outstanding of Victoria as of the date of this Agreement

(c)          Accuracy of Representations . The representations and warranties of Victoria and the Selling Shareholders contained in this Agreement are accurate in all respects as of the date of this Agreement.

4.          Certain Events. The Parties agree that in the event that the Merger does not close, the Returning Shares will sent by the Stock Escrow Agent back to the Selling Shareholders.

5.          Notices. Until otherwise specified in writing, the mailing addresses and fax numbers of the Parties of this Agreement shall be as follows:

To: Selling Shareholders:

Thor United Corporation, Inc.
and
Berkshire International Finance, Inc.

Both to be sent c/o
Roman Livson
570 7th Avenue, Suite 800
New York, NY 10018
Phone – 917 545-7743 Fax - 212 214 0310
Email –Roman Livson@yahoo.com

With a copy to:

c/o Elena Ravich
Systematic Alpha Management
Email: eravicWsystematicalpha.com
Phone: 646 825 8076
Fax: 646 825 8090

Victoria Industries, Inc.

Roman Livson
570 7th Avenue, Suite 800
New York, NY 10018
Phone – 917 545-7743
Fax - 212 214 0310
Email –Roman Livson@yahoo.com

With a copy to:
c/o Elena Ravich
Systematic Alpha Management
Email: eravich@systematicalpha.com Phone: 646 825 8076
Fax: 646 825 8090

Stock Escrow Agent

Jody M. Walker, Attorney At Law,
7841 Garfield Way,
Centennial, CO 80122
Phone: 303-850-7637
Fax 303-482-2731

With a copyto:

Any notice or statement given under this Agreement shall be deemed to have been given if sent by any of registered mail, recognized overnight courier or hand delivery, each with signature or receipt confirmation, addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

6.   Miscellaneous.

(a)          Amendments. This Agreement may not be modified, amended, waived, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

(b)          Indemnification. Selling Shareholder and Victoria, for themselves and any of their affiliates, each hereby waives and disclaims any rights or duties, and indemnifies and holds harmless MCC for any actions taken by such persons in connection with this Agreement or with any matters approved or disapproved by them.

(c)           Counterparts. This Agreement may be executed by facsimile signatures and in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party so long as each party executes at least one counterpart.

(d)          Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(e)           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement by the authorized officer named below.

VICTORIA INDUSTRIES, INC.

By:	/s/ Oleg Batrachenk
Name: Oleg Batrachenk
Title: Chief Executive Officer

Acknowledged and Accepted by: SELLING SHAREHOLDERS Thor United Corporation

By:	/s/ Oleg Batrachenk
Oleg Batrachenk

Berkshire International Financial, Inc.

By:	/s/ John Figloni
John Figloni

MOTORSPORTS COUNTRY CLUB, LLC

By:	/s/ Claus Wagner
Claus Wagner

STOCKESCROW AGENT Jody M. Walker

By:	/s/ Jody M. Walker
Jody M. Walker